                     RESTATED CERTIFICATE OF INCORPORATION
                     -------------------------------------

                                      OF
                                      --

                            ALPHA INDUSTRIES, INC.
                            ----------------------


     It is hereby certified that:

     1. The present name of the Corporation (hereinafter called the "corporation") is Alpha Industries, Inc. The name under which the corporation was originally incorporated is Alpha Microwave, Inc. and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of Delaware is September 10, 1962.

     2. The provisions of the Certificate of Incorporation, as amended, of the corporation are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Alpha Industries, Inc. without any further amendments and without any discrepancy between the provisions of the Certificate of Incorporation as amended and the provisions of the said single instrument hereinafter set forth.

     3. The restatement of the Certificate of Incorporation herein certified has been duly adopted by the directors in accordance with the provisions of Sections 141 and 245 of the General Corporation Law of the State of Delaware.

     4. The effective date of the Restated Certificate of Incorporation shall be its filing date.

     5. The Certificate of Incorporation of the corporation, as restated herein, shall upon the effective date of this Restated Certificate of Incorporation, read as follows:

                     RESTATED CERTIFICATE OF INCORPORATION
                     -------------------------------------

                                      OF
                                      --

                            ALPHA INDUSTRIES, INC.
                            ----------------------

     FIRST:  The name of the corporation is ALPHA INDUSTRIES, INC.
     -----

     SECOND: Its principal office in the State of Delaware is located at 32
     ------
Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name and address of its registered agent is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware.

     THIRD:  The nature of the business, or objects or purposes to be
     -----
transacted, promoted or carried on are:

     To manufacture, produce, assemble, fabricate, import, lease, purchase or otherwise acquire; to invest in, own, hold, use, license the use of, install, handle, maintain, service or repair; to sell, pledge, mortgage, exchange, export, distribute, lease, assign and otherwise dispose of, and generally to trade and deal in and with, as principal or agent, at wholesale, retail, on commission or otherwise, electronic systems, equipment and components, and electrical and electro-mechanical apparatus and equipment of all kinds and descriptions, electronics, telecommunications, communications and similar equipment of all descriptions, microwave telephone devices and equipment, radio, sonar, radar, television and related and similar devices and equipment, cables, motors, dynamos, generating plants, meters, supplies, parts, equipment, apparatus, machinery improvements, appliances, tools, and goods, wares, merchandise, commodities, articles of commerce and property of every kind and description, and any and all products, machinery, equipment and supplies used or useful in connection therewith.

     To work and operate as technicians, repairmen, welders, toolmakers, die casters, moulders, founders, metal workers, machinists, smiths, modelmakers and metallurgists; to design, construct, repair, improve and manufacture all kinds of tools, machines, parts of machines, devices, mechanisms and inventions of all kinds; to carry on the business of manufacturing, buying, selling and generally dealing in and with machineshop, foundry and factory supplies, tools, apparatus, equipment, and machinery of all kinds.

     To carry on the business of research, experimentation, invention, discovery, design, testing, development, and utilization or processes and methods, or improvements thereto, in all the arts and sciences, and trades, and in the engineering fields; including the conception, development, execution and completion of special scientific and engineering projects, on its own behalf and on behalf of any other person, firm, association, corporation, public or private, or the government of the United States of America, or any foreign government, or any political subdivision thereof, or any governmental agency, and in this connection to operate testing stations as may be necessary or advisable.

     To carry on and make tests, experiments, analyses and to do research work and to perform analytical, experimental and research services of all kinds whether of a scientific nature or otherwise, and to do any and all acts and transact any and all business which shall or may be or become incidental to or arise out of or be connected with such business, or any part thereof.

     To acquire by purchase, assignment, grant, license or otherwise, to apply for, secure, lease or in any manner obtain, to develop, hold, use, own, exploit, operate, enjoy and introduce, to sell, assign, lease, mortgage, pledge, grant licenses and rights of all kinds in respect of, or otherwise dispose of, and generally to deal in and with and turn to account for any or all purposes, either for itself or as nominee or agent for others:

     (1) Any and all inventions, devices, processes and discoveries, and improvements and modifications thereof and rights and interests therein;

     (2) Any and all letters patent or applications for letters patent of the United States of America or of any other country, state, locality or authority, and any and all rights, interests and privileges connected therewith or incidental or appertaining thereto;

     (3) Any and all copyrights granted by the United States of America or any other country, state, locality or authority, and any and all rights, interests and privileges connected therewith or incidental or appertaining thereto; and

     (4) Any and all trade-marks, trade names, trade symbols, labels, designs and other indications of origin and ownership granted by or recognized under the laws of the United States of America or any other country, state, locality or authority, and any and all rights, interests and privileges connected therewith or incidental or appertaining thereto.

     To engage in engineering work of all kinds, including but not limited to consulting engineering; to design, lay out, construct, supervise the construction of, install, maintain, own, operate, lease, repair, service, and generally deal in and deal with electronic, electrical and mechanical apparatus, devices, systems, processes, machinery, supplies and any other articles or materials used or capable of being used in connection with any of the foregoing and in furtherance of any of the foregoing objects or purposes, to employ the services of consulting, civil, chemical, mechanical, electronic, electrical and industrial engineers in all or any of their respective branches.

     To act as agent, manufacturer's agent, distributor, representative, dealer, broker, wholesaler, retailer, or in any other capacity as principal or agent, and with any and all persons, firms, partnerships, corporations, and others, and to purchase, sell, distribute, export, import, pledge, make advances upon, or otherwise deal in and deal with goods, wares and merchandise of every class and description; to act as dealers, distributors, selling agents or representatives, sectionally or nationally, of manufacturers, producers, distributors, dealers and others; to establish and maintain dealerships and agencies of all kinds; to represent in any capacity, manufacturers, wholesalers, jobbers and dealers in the sale and distribution of their products.

     To acquire by purchase, exchange, contract, lease, options for lease, assignment of lease or otherwise, and to own, equip, erect, build, construct, finance, maintain, operate and improve, and to sell, lease, mortgage, pledge, transfer or otherwise dispose of, properties of all kinds, factories, warehouses, stores, buildings, structures, offices, houses, works, plants, depots, and other buildings and structures and all other property and things of whatsoever kind and nature, real, personal or mixed, tangible or intangible, including good will, in any part of the world, and to establish, acquire, operate, conduct and carry on any business or businesses suitable, necessary, useful or convenient in connection therewith.

     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

     To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To loan to any person, firm or corporation any of its surplus funds, either with or without security.

     To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

     In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

     FOURTH:  The total number of shares of stock which the Corporation shall
     ------
have the authority to issue is thirty million (30,000,000) and the par value of each such share is twenty-five cents ($.25) amounting in the aggregate to Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

     No stockholder of this corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

     FIFTH:   The minimum amount of capital with which the corporation will
     -----
commence business is One Thousand Dollars ($1,000).

     SIXTH:   The names and places of residence of the incorporators are as
     -----
follows:

          NAMES                             RESIDENCES
          -----                             ----------

          S. H. Livesay                     Wilmington, Delaware

          J. F. Cook                        Wilmington, Delaware

          F. J. Obara, Jr.                  Wilmington, Delaware

     SEVENTH: The corporation is to have perpetual existence.
     -------

     EIGHTH:  The private property of the stockholders shall not be subject to
     ------
the payment of corporate debts to any extent whatever.

     NINTH:  In furtherance and not in limitation of the powers conferred by
     -----
statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     TENTH:  a) The By-laws of the corporation may provide for
     -----
                indemnification of directors, officers, employees and agents, by whomever elected or appointed, to the full extent permitted by law.

             b) A director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Except as set forth in the foregoing sentence, no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. No amendment to or repeal of this Paragraph (b) of Article Tenth shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     ELEVENTH:  No contract or other transaction between this corporation and
     --------
any person, firm, association or corporation and no act of this corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of this corporation are pecuniarily or otherwise interested, directly or indirectly, in such contract, transaction or act, or are related to or interested in, as a director, stockholder, officer, employee, member or otherwise, such person, firm, association or corporation. Any director so interested or related who is present at any meeting of the board of directors or committee or directors at which action on any such contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and may vote thereat with respect to such contract, transaction or act with like force and effect as if he was not so interested or related. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the corporation or any stockholder or creditor thereof for any loss incurred by this corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

     TWELFTH:  Whenever a compromise or arrangement is proposed between this
     -------
corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 29l of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     THIRTEENTH:  Meetings of stockholders may be held outside the State of
     ----------
Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

     FOURTEENTH:  Any action required or permitted to be taken by the
     ----------
stockholders of the corporation must be effected at an annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

     FIFTEENTH:
     ---------

   I.  (i)    Except as set forth in part (ii) of this Article Fifteenth, the affirmative vote or consent of the holders of 80% of the shares of all classes of stock of the corporation entitled to vote for the election of directors, considered for the purposes of this ARTICLE as one class, shall be required (a) for the adoption of any agreement for the merger or consolidation of the corporation with or into any Other Corporation (as hereinafter defined), or (b) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all of the assets of the corporation or any Subsidiary (as hereinafter defined) to any Other Corporation, or (c) to authorize the issuance or transfer by the corporation of any Substantial Amount (as hereinafter defined) of securities of the corporation in exchange for the securities or assets of any Other Corporation. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the corporation otherwise required by law, the Certificate of Incorporation of the corporation or any agreement or contract to which the corporation is a party.

       (ii) The provisions of part (i) of this Article Fifteenth, shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Board of Directors of the corporation provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time any such Other Corporation may have become a Beneficial Owner (as hereinafter defined) of 5% or more of the shares of stock of the corporation entitled to vote for the election of directors.

       (iii) For the purposes of part (ii) of this Article, the Board of Directors shall have the power and duty to determine for the purposes of this Article Fifteenth, on the basis of information known to such Board, if and when any Other Corporation is the Beneficial Owner of 5% or more of the outstanding shares of stock of the corporation entitled to vote for the election of directors. Any such determination shall be conclusive and binding for all purposes of this Article Fifteenth.

       (iv) As used in Article Fifteenth, the following terms shall have the meanings indicated:

              "Other Corporation" means any person, firm, corporation or other entity, other than a subsidiary of the corporation.

              "Subsidiary" means any corporation in which the corporation owns, directly or indirectly, more than 50% of the voting securities.

              "Substantial Amount" means any securities of the corporation having a then fair market value of more than $500,000.

              An Other Corporation (as defined above) shall be deemed to be the "Beneficial Owner" of stock if such Other Corporation or any "affiliate" or "associate" of such Other Corporation (as those terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (15 U.S.C. 78 aaa et seq.), as amended from time to time), directly or indirectly, controls the voting of such stock or has any options, warrants, conversion or other rights to acquire such stock.

     (v) This Article Fifteenth may not be amended, revised or revoked, in whole or in part, except by the affirmative vote or consent of the holders of 80% of the shares of all classes of stock of the corporation entitled to vote for the election of directors, considered for the purposes of this Article Fifteenth as one class of stock.

     SIXTEENTH:  The number of directors shall be fixed from time to time
     ---------
exclusively by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption). At the 1983 annual meeting of stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1984 annual meeting of stockholders, the term of office of the second class to expire at the 1985 annual meeting of stockholders and the term of office of the third class to expire at the 1986 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, unless, by reason of any intervening changes in the authorized number of directors, the board shall designate one or more of the then expiring directorships as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one of two or more classes, the board of directors shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

     Vacancies resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

     SEVENTEENTH:
     -----------

     A. The following definitions shall apply for the purpose of this Article Seventeenth only:

    (1) "Announcement Date" shall mean the date of first public announcement of the proposal of a Business Combination.

    (2)      "Business Combination" shall mean:

             (i) any merger or consolidation of the corporation or any Subsidiary with (a) any Related Person, or (b) any other corporation (whether or not itself a Related Person) which is, or after such merger or consolidation would be, an Affiliate of a Related Person; or

             (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person or any Affiliate of any Related Person of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $500,000 or more; or

             (iii) the issuance or transfer by the corporation or any Subsidiary
                   (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Related Person or any Affiliate of any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $500,000 or more; or

             (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Related Person or any Affiliate of any Related Person; or

             (v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving the Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person.

    (3) "Consideration Received" shall mean the amount of cash and the Fair Market Value, as of the Consummation Date, of consideration other than cash received by the stockholder. In the event of any Business Combination in which the corporation survives, the consideration other than cash shall include shares of any class of outstanding Voting Stock retained by the holders of such shares.

    (4) "Consummation Date" shall mean the date upon which the Business Combination is consummated.

    (5) "Continuing Director" shall mean any member of the board of directors of the corporation who is unaffiliated with the Related Person and who was a member of the board of directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the board of directors.

    (6) "Determination Date" shall mean the date upon which a Related Person became a Related Person.

    (7) "Exchange Act" shall mean the Securities Exchange Act of 1934 as in effect on May 1, 1983.

    (8) "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the board of directors in good faith.

    (9) "Related Person" shall mean any individual, firm, corporation or other entity (other than the corporation or any Subsidiary) which, together with its Affiliates and Associates (as such terms are defined in Rule 12b-2 under the Exchange Act) and with any other individual, firm, corporation or other entity (other than the corporation or any Subsidiary) with which it or they have any agreement, arrangement or understanding with respect to acquiring, holding or disposing of Voting Stock, beneficially owns (as defined in Rule 13d-3 of the Exchange Act, except that such term shall include any Voting Stock which such person has the right to acquire, whether or not such right may be exercised within 60 days), directly or indirectly, more than twenty percent of the voting power of the outstanding Voting Stock.

    (10) "Subsidiary" shall mean any corporation in which a majority of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the corporation.

    (11) "Voting Stock" shall mean all of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors.

     B. In addition to the affirmative vote otherwise required by law or any provision of this Certificate of Incorporation (including without limitation Article Fifteenth), except as otherwise provided in Section C, any Business Combination shall require the affirmative vote of the holders of 90% of all Voting Stock, voting together as a single class.

     Such affirmative vote shall be required notwithstanding any other provision of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, and such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by this Certificate of Incorporation.

     C. The provisions of Section B of this Article Seventeenth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation (including Article Fifteenth), or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any Consideration Received by the stockholders of the corporation, solely in their respective capacities as stockholders of the corporation, the condition specified in the following paragraph (1) is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs (1) and (2) are met:

    (1) The Business Combination shall have been approved by a majority of the Continuing Directors, it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

    (2)       All of the following conditions shall have been met:

              (i) The form of the Consideration Received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Related Person has paid for shares of such class of Voting

                     Stock within the two-year period ending on and including the Determination Date. If, within such two-year period, the Related Person has paid for shares of any class of Voting Stock with varying forms of consideration, the form of Consideration Received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Related Person within such two-year period.

             (ii) The aggregate amount of Consideration Received per share by holders of each class of Voting Stock in such Business Combination shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph 2(ii) shall be required to be met with respect to every such class of Voting Stock outstanding, whether or not the Related Person has previously acquired any shares of that particular class of Voting Stock):

                     (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Related Person for any shares of that class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became a Related Person, whichever is higher; or

                     (b) the Fair Market Value per share of such class of Voting Stock on the Announcement Date; or

                     (c) in the case of any class of preferred stock, the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation.

             (iii) After such Related Person has become a Related Person and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock; (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Related Person shall have not become the beneficial owner of any newly issued share of Voting Stock directly or indirectly from the corporation except as part of the transaction which results in such Related Person becoming a Related Person.

             (iv) After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately, solely in such Related Person's capacity as a stockholder of the corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

             (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to all stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). Such proxy or information statement shall contain on the front thereof, prominently displayed, any recommendation as to the advisability or inadvisability of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing to the board of directors.

     D. A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any determination is to be made by the board of directors) shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Seventeenth including, without limitation, (1) whether a person is a Related Person, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether the applicable conditions set forth in paragraph (2) of Section C have been met with respect to any Business Combination, and (4) whether the assets which are the subject of any Business Combination or the Consideration Received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination have an aggregate Fair Market Value of $500,000 or more.

     E. Nothing contained in this Article Seventeenth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

     EIGHTEENTH: The corporation reserves the right to amend, alter, change or
     ----------
repeal any provision contained in this Certificate of Incorporation, in the manner hereafter set forth, and all rights conferred upon stockholders herein are granted subject to this reservation.

     A. Except as provided in Sections B and C, any provision of this Certificate of Incorporation may be amended, altered, changed or repealed in the manner now or hereafter prescribed by statute.

     B. Article Fifteenth may be amended only in accordance with the terms thereof.

     C. Notwithstanding any of the provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of holders of any particular class or series of capital stock of the corporation required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least the following percentages of all then outstanding shares of capital stock of the corporation entitled to vote for the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal the indicated provisions of this Certificate of Incorporation:

            (i) 80% in the case of any amendment, alteration, change or repeal of Articles Fourteenth and Sixteenth; and

            (ii) 90% in the case of any amendment, alteration, change or repeal of Article Seventeenth.

     Signed and attested to on October 20,  1995.
                                      ----


                                               /s/ Martin J. Reid
                                          ------------------------------------
                                          Martin J. Reid, President



Attest:

   /s/ Donald E. Paulson
-------------------------------
Donald E. Paulson, Secretary